      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 2003


                                                     REGISTRATION NO. 333-104406

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          SIRIUS SATELLITE RADIO INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

             DELAWARE                                     52-1700207
  (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                              -------------------

                    1221 AVENUE OF THE AMERICAS, 36TH FLOOR
                            NEW YORK, NEW YORK 10020
                                  212-584-5100
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                              PATRICK L. DONNELLY
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          SIRIUS SATELLITE RADIO INC.
                    1221 AVENUE OF THE AMERICAS, 36TH FLOOR
                            NEW YORK, NEW YORK 10020
                                  212-584-5100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                    COPY TO:
                                GARY L. SELLERS
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                  212-455-2000

                              -------------------

    APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time, after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form is to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                                        (continued on next page)
================================================================================

                        CALCULATION OF REGISTRATION FEE


============================================================================================================
                                                                     PROPOSED     PROPOSED
                                                                      MAXIMUM     MAXIMUM
         TITLE OF EACH CLASS                                         OFFERING    AGGREGATE     AMOUNT OF
         OF SECURITIES TO BE                 AMOUNT TO BE              PRICE      OFFERING    REGISTRATION
             REGISTERED                       REGISTERED             PER SHARE     PRICE          FEE
------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
  share(1)...........................  429,881,643 shares(2)(3)      $0.66(4)   $283,721,884   $22,953
============================================================================================================


(1) Includes associated preferred stock purchase rights, which initially are attached to and trade with the shares of common stock being registered hereby. Value attributable to such preferred stock purchase right, if any, is reflected in the market price of the common stock.

(2) These securities will be offered from time to time by selling securityholders as reflected in 'Selling
     Securityholders.'

(3) Equals the number of shares of our common stock (i) issued to certain investors in a private offering and to certain investors as part of the exchange by such investors of our convertible preferred stock, each on March 7, 2003 in connection with the restructuring of our debt and capitalization, (ii) issued to certain investors as part of the exchange by such investors of our debt securities in connection with the restructuring of our debt and capitalization, (iii) purchased in open market transactions, and (iv) that may be issued upon exercise of the Series A Warrants and the Series B Warrants granted to certain investors as part of the exchange by such investors of our convertible preferred stock on March 7, 2003.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices for our common stock on the Nasdaq National Market on April 4, 2003.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED OR WOULD REQUIRE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THE JURISDICTION.


PROSPECTUS (SUBJECT TO COMPLETION, DATED MAY 19, 2003)



[SIRIUS LOGO]             SIRIUS SATELLITE RADIO INC.

                      429,881,643 SHARES OF COMMON STOCK



    This prospectus relates to 429,881,643 shares of our common stock, par value $0.001, which is comprised of:


          163,609,837 shares of our common stock issued in a private offering in connection with our recent restructuring to Atlas Global Growth Fund, Clarington Global Equity Fund, Security Benefit Life Global Series Fund, Security Benefit Life Worldwide Equity Series D/VA, CUNA Global Series Fund/VA, JNL/Oppenheimer Global Growth Series VA, Oppenheimer Global Fund, Oppenheimer Global Securities Fund/VA and Oppenheimer Global Growth & Income Fund (collectively, 'Oppenheimer');

          117,569,352 shares of common stock, including 24,060,271 shares of our common stock issued in a private offering, 39,927,796 shares of our common stock issued as part of the exchange of our convertible preferred stock, and 52,581,285 shares of our common stock issued in a registered exchange offer for our debt securities, to Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, 'Apollo') in connection with our recent restructuring, and 1,000,000 shares of our common stock acquired in open market transactions by Apollo;

          61,125,340 shares of common stock, including 24,060,271 shares of our common stock issued in a private offering and 37,065,069 shares of our common stock issued as part of the exchange of our convertible preferred stock, both in connection with our recent restructuring, to Blackstone CCC Capital Partners L.P., Blackstone Family Investment Partnership III L.P., LJH Partners, L.P., Robert C. Fanch Revocable Trust and BCI Investments II, L.L.C. (collectively, 'Blackstone'); and

          87,577,114 shares of our common stock issuable upon the exercise of our Series A Warrants and Series B Warrants.

    All of the common stock offered hereby may be sold from time to time by and for the account of the selling securityholders named in this prospectus or in any supplement to this prospectus.

    The methods of sale of common stock offered hereby are described under the heading 'Plan of Distribution.' We will receive none of the proceeds from such sales.

    The selling securityholders and any broker-dealers that participate in the distribution of the common stock offered hereby may be deemed to be 'underwriters' within the meaning of the Securities Act of 1933. As a result, any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the Securities Act. Upon being notified by the selling securityholders that any material arrangement has been entered into with a broker or dealer for the sales through a secondary distribution, or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, disclosing among other things the names of such brokers and dealers, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to such broker-dealers.

    Our common stock is listed on the Nasdaq National Market under the symbol 'SIRI.' The closing bid price of our common stock on May 16 2003 was $1.37 per share.

INVESTING IN OUR SECURITIES INVOLVES RISK, INCLUDING THE RISKS DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THE IMPORTANT RISK FACTORS SET FORTH IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT, IF ANY, BEFORE INVESTING IN OUR SECURITIES.

    Neither the Securities and Exchange Commission nor any state securities commission has approved nor disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any securities in any jurisdiction where it is unlawful.

                            ------------------------

                                     [  ], 2003

                      TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Special Note Regarding Forward-Looking Statements...........    2
About Sirius................................................    3
Risk Factors................................................    3
Use of Proceeds.............................................    3
Description of Capital Stock and Warrants...................    4
Selling Securityholders.....................................   10
Plan of Distribution........................................   12
Legal Matters...............................................   12
Experts.....................................................   12
Incorporation by Reference..................................   13
Where You May Find Additional Information About Us..........   14

                              -------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this prospectus. Any statements about our beliefs, plans, objectives, expectations, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as 'will likely result,' 'are expected to,' 'will continue,' 'is anticipated,' 'estimated,' 'intends,' 'plans,' 'projection,' and 'outlook.' Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. Among the significant factors that could cause our actual results to differ materially from those expressed in the forward-looking statements are:

       o our need for substantial additional financing by early 2004, even following our recently completed recapitalization;

       o our competitive position, as XM Satellite Radio, the other satellite radio service provider in the United States, began offering its service before us, has substantially more subscribers than us and may have certain competitive advantages;

       o our dependence upon third parties to manufacture, distribute, market and sell SIRIUS radios and components for those radios;

       o  the unproven market for our service; and

       o the useful life of our satellites, which have experienced circuit failures on their solar arrays and may not be covered by insurance. The circuit failures our satellites have experienced to date are not expected to limit the power of our broadcast signal, reduce the expected useful life of our satellites or otherwise affect our operations.

    These and other factors are discussed in the risk factors set forth in the documents incorporated by reference in this prospectus.

    Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any of these forward-looking statements. In addition, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                  ABOUT SIRIUS

    From our three orbiting satellites, we directly broadcast more than 100 channels, which we call 'streams', of digital-quality audio throughout the continental United States for a monthly subscription fee of $12.95. We deliver 60 streams of 100% commercial-free music in virtually every genre, and over 40 streams of news, sports, weather, talk, comedy, public radio and children's programming. Our broad and deep range of music as well as our news, sports and entertainment programming is not available on conventional radio in any market in the United States. We hold one of only two licenses issued by the Federal Communications Commission (the 'FCC') to operate a national satellite radio system.

    On February 14, 2002, we launched our service in select markets and on July 1, 2002, we launched our service nationwide. Our primary source of revenues is subscription and activation fees. In addition, we derive revenues from selling limited advertising on our non-music streams.


    We have agreements with Ford Motor Company, DaimlerChrysler Corporation, BMW of North America, LLC, Nissan North America, Inc. and Volkswagen of America, Inc. that contemplate the manufacture and sale of vehicles that include SIRIUS radios. These alliances cover all major brands and affiliates of these automakers, including Ford, Lincoln, Mercury, Jaguar, Land Rover, Chrysler, Mercedes, BMW, MINI, Jaguar, Mazda, Dodge, Jeep, Volvo, Nissan, Infiniti, Volkswagen, Audi and Freightliner and Sterling heavy trucks. Ford, DaimlerChrysler, BMW, Nissan and Volkswagen are not required to manufacture or sell vehicles that include SIRIUS radios pursuant to these agreements.

    In the autosound aftermarket, SIRIUS radios are available for sale at various national and regional retailers, such as Best Buy, Circuit City, Ultimate Electronics, Tweeter Home Entertainment Group, Crutchfield and Good Guys. On December 31, 2002, SIRIUS radios were available at approximately 5,500 retail locations.


    From time to time, we will seek to raise additional capital through the issuance of securities in public and private markets.

                                  RISK FACTORS


    Investing in our securities involves risk, including the risks described in the documents incorporated by reference in this prospectus and in the accompanying prospectus supplement, if any. You should carefully consider the risk factors before investing in our securities. These risk factors are set forth in our Annual Report on Form 10-K for the year ended December 31, 2002, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, our Current Reports on Form 8-K dated March 31, 2003 and May 14, 2003, and in filings made by us with the Securities and Exchange Commission after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.


                                USE OF PROCEEDS

    We will not receive any of the proceeds from the sale of the shares offered by the selling securityholders under this prospectus.

                   DESCRIPTION OF CAPITAL STOCK AND WARRANTS

    Our certificate of incorporation provides for authorized capital of 2,550,000,000 shares, consisting of 2,500,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.

COMMON STOCK

    As of March 26, 2003, we had 911,666,616 shares of common stock outstanding beneficially held by approximately 75,000 persons, and had reserved for issuance 252,821,439 shares of common stock with respect to incentive stock plans and outstanding common stock purchase warrants.

    Holders of our common stock are entitled to cast one vote for each share held of record on all matters acted upon at any stockholder's meeting and to receive dividends if, as and when declared by our board of directors out of funds legally available therefor. There are no cumulative voting rights. If there is any liquidation, dissolution or winding-up of our company, each holder of our common stock will be entitled to participate, taking into account the rights of any outstanding preferred stock, ratably in all of our assets remaining after payment of liabilities. Holders of our common stock have no preemptive or conversion rights. All outstanding shares of our common stock, including shares of common stock issued upon the exercise of the common stock warrants, will be fully paid and non-assessable.

    Our common stock is quoted on the Nasdaq National Market under the symbol 'SIRI.'

    If the minimum bid price of our common stock closes below $1.00 per share for 30 or more consecutive trading days and we are unable to cure such defect within a 90 day cure period, Nasdaq may delist our common stock from the Nasdaq National Market. On March 20, 2003, Nasdaq informed us that the minimum bid price of our common stock had closed below $1.00 for more than 30 consecutive trading days and that we had until September 16, 2003 to cure the defect. If our common stock fails to close above $1.00 for ten consecutive days prior to September 16, 2003, we have the right to request a hearing prior to delisting by Nasdaq. Such delisting will have an adverse impact on the liquidity of our common stock and, as a result, the market price of our common stock may become more volatile.

PREFERRED STOCK

    Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 50,000,000 shares of our preferred stock, in one or more series. Each such series of preferred stock will have such number of shares, designations, preferences, powers, qualifications and special or relative rights or privileges as will be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of our common stock will be subject to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

    In connection with our recent restructuring, all of our outstanding preferred stock was retired and cancelled.

PREFERRED STOCK PURCHASE RIGHTS

    On October 22, 1997, our board of directors adopted a stockholders rights plan and, in connection with the adoption of this plan, declared a dividend distribution of one 'Right' for each outstanding share of common stock to stockholders of record at the close of business on November 3, 1997 (the 'Rights Record Date'). Except as described below, each Right entitles the registered holder of the Right to purchase from us one-hundredth of a share of Series B Preferred

Stock, par value $0.001 per share (the 'Series B Shares'), at a purchase price of $115.00 (the 'Purchase Price'), which may be adjusted. The Purchase Price shall be paid in cash. The description and terms of the Rights are set forth in a Rights Agreement, dated October 22, 1997, by and between us and The Bank of New York (the successor to Continental Stock Transfer & Trust Company), as rights agent, and in amendments to the Rights Agreement dated October 13, 1998, November 13, 1998, December 22, 1998, June 11, 1999, September 29, 1999,
December 23, 1999, January 28, 2000, August 7, 2000, January 8, 2002, October 22, 2002, March 6, 2003 and March 31, 2003.


    On March 6, 2003, we amended the Rights Agreement to (1) render the Rights Agreement inapplicable to the issuance of common stock to Lehman Commercial Paper Inc. in the restructuring transactions and to permit Lehman to acquire up to an additional 1% of the outstanding shares of common stock, without Lehman becoming an 'Acquiring Person' within the meaning of the Rights Agreement and
(2) permit each of OppenheimerFunds, Inc., Apollo Management, L.P., The Blackstone Group L.P. and their respective affiliates and affiliated investment funds to acquire up to 25% of the outstanding shares of common stock, without becoming 'Acquiring Persons' within the meaning of the Rights Agreement.


    Initially, no separate Right certificates were distributed and the Rights were evidenced, with respect to any shares of common stock outstanding on the Rights Record Date, by the certificates representing the shares of common stock. Until the Rights Separation Date (as defined below), the Rights will be transferred with, and only with, certificates for shares of common stock. Until the earlier of the Rights Separation Date and the redemption or expiration of the Rights, new certificates for shares of common stock issued after the Rights Record Date will contain a notation incorporating the Rights Agreement by reference. The Rights are not exercisable until the earlier to occur of (1) 10 business days following a public announcement that a person or group of affiliated or associated persons (an 'Acquiring Person') has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (except by reason of (a) exercise by this person of stock options granted to this person by us under any of our stock option or similar plans (b) the exercise of conversion rights contained in specified classes of Preferred Stock, or (c) the exercise of warrants owned on the date of the Rights Agreement (which include warrants to acquire 1,740,000 shares of common stock issued to an affiliate of Everest Capital Fund, Ltd.) or
(2) 15 business days following the commencement of a tender offer or exchange offer by any person (other than Sirius, any subsidiary of Sirius or any employee benefit plan of Sirius) if, upon the completion of this tender offer or exchange offer, this person or group would be the beneficial owner of 15% or more of the outstanding shares of common stock (the earlier of these dates being called the 'Rights Separation Date'), and will expire on August 1, 2003, unless earlier redeemed by us as described below. As soon as practicable following the Rights Separation Date, separate certificates evidencing the Rights will be mailed to holders of record of the shares of common stock as of the close of business on the Rights Separation Date and, thereafter, the separate Rights certificates alone will evidence the Rights. A holder of 15% or more of the common stock as of the date of the Rights Agreement will be excluded from the definition of 'Acquiring Person' unless the holder increases the aggregate percentage of its and its affiliates' beneficial ownership interest in us by an additional 1%.


    If, at any time following the Rights Separation Date, (1) we are the surviving corporation in a merger with an Acquiring Person and our shares of common stock are not changed or exchanged, (2) a person (other than Sirius, any subsidiary of Sirius or any employee benefit plan of Sirius), together with its Affiliates and Associates (as defined in the Rights Agreement), becomes an Acquiring Person (in any manner, except by (a) the exercise of stock options granted under our existing and future stock option plans, (b) the exercise of conversion rights contained in specified preferred stock issues, (c) the exercise of warrants specified in the Rights Agreement or (d) a tender offer for any and all outstanding shares of common stock made as provided by applicable laws, which remains open for at least 40 Business Days (as defined in the Rights Agreement) and into which holders of 80% or more of our outstanding shares of common stock tender their shares), (3) an Acquiring Person engages in one or more 'self-dealing' transactions as described in the Rights Agreement or (4) during the time when there is an Acquiring Person, an event occurs (e.g., a reverse stock split), that results in the Acquiring Person's ownership interest being increased by more than one percent, the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter be entitled to receive, upon the exercise of the Right at the then current exercise price of the Right, shares of common stock (or, in some circumstances, cash, property or other securities of ours) having a value equal to two times the exercise price of the Right.

    If, at any time following the first date of public announcement by us or an Acquiring Person indicating that this Acquiring Person has become an Acquiring Person (the 'Shares Acquisition Date'), (1) we consolidate or merge with another person and we are not the surviving corporation, (2) we consolidate or merge with another person and are the surviving corporation, but in the transaction our shares of common stock are changed or exchanged or (3) 50% or more of our assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise of the Right at the then current exercise price of the Right, shares of common stock of the acquiring company having a value equal to two times the exercise price of the Right.

    Our board of directors may, at its option, at any time after the right of the board to redeem the Rights has expired or terminated (with some exceptions), exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person and Affiliates and Associates of the Acquiring Person) for shares of common stock at a ratio of one share of common stock per Right, as adjusted; provided, however, that the Right cannot be exercised once a person, together with the person's Affiliates and Associates, becomes the beneficial owner of 50% or more of the shares of common stock then outstanding. If our board of directors authorizes this exchange, the Rights will immediately cease to be exercisable.

    Notwithstanding any of the foregoing, following the occurrence of any of the events described in the fourth and fifth paragraphs of this section, any Rights that are, or (under some circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Affiliate or Associate of an Acquiring Person shall immediately become null and void. The Rights Agreement contains provisions intended to prevent the utilization of voting trusts or similar arrangements that could have the effect of rendering ineffective or circumventing the beneficial ownership rules described in the Rights Agreement.

    The Purchase Price payable, and the number of Series B Shares or other securities or property issuable, upon exercise of the Rights may be adjusted from time to time to prevent dilution (1) in the event of a dividend of Series B Shares on, or a subdivision, combination or reclassification of, the Series B Shares, (2) upon the grant to holders of the Series B Shares of specific rights or warrants to subscribe for Series B Shares or securities convertible into Series B Shares at less than the current market price of the Series B Shares or
(3) upon the distribution to holders of the Series B Shares of debt securities or assets (excluding regular quarterly cash dividends and dividends payable in Series B Shares) or of subscription rights or warrants (other than those referred to above).

    At any time after the date of the Rights Agreement until ten business days (a period that can be extended) following the Shares Acquisition Date, the board of directors, with the concurrence of a majority of the independent directors (those members of our board who are not officers or employees of ours or of any subsidiary of ours and who are not Acquiring Persons or their Affiliates, Associates, nominees or representatives, and who either (1) were members of the board before the adoption of the Rights Plan or (2) were subsequently elected to our board and were recommended for election or approved by a majority of the independent directors then on our board), may redeem the Rights, in whole but not in part, at a price of $0.01 per Right, which may be adjusted. Thereafter, our board of directors may redeem the Rights only in specified circumstances including in connection with specific events not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person. In addition, our right of redemption may be reinstated if (1) an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding shares of common stock in a transaction or series of transactions not involving us and

(2) there is at the time no other Acquiring Person. The Rights Agreement may also be amended, as described below, to extend the period of redemption.

    Until a Right is exercised, the holder of the Right, as such, will have no rights as a stockholder, including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income if the Rights become exercisable for shares of our common stock (or other consideration) or for shares of common stock of the Acquiring Person.

    Other than those provisions relating to the principal economic terms of the Rights or imposing limitations on the right to amend the Rights Agreement, any of the provisions of the Rights Agreement may be amended by our board of directors with the concurrence of a majority of the independent directors or by special approval of our stockholders before the Rights Separation Date. Thereafter, the period during which the Rights may be redeemed may be extended (by action of our board of directors, with the concurrence of a majority of the independent directors or by special approval of our stockholders), and other provisions of the Rights Agreement may be amended by action of our board of directors with the concurrence of a majority of the independent directors or by special approval of our stockholders; provided, however, that (a) this amendment will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) and (b) no amendment shall be made at a time when the Rights are no longer redeemable (except for the possibility of the right of redemption being reinstated as described above).

DELAWARE ANTI-TAKEOVER LAW AND PROVISIONS IN OUR CHARTER

    Section 203 of the Delaware General Corporation Law ('Section 203') generally provides that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (an 'Interested Stockholder') but less than 85% of this stock may not engage in some types of Business Combinations (as defined in Section 203) with the corporation for a period of three years after the time the stockholder became an Interested Stockholder. The prohibition of Section 203 does not apply under the following circumstances:

          before the time of the acquisition, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder; or

          the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested
          Stockholder.

    In connection with the recapitalization, our board of directors approved the transactions and determined that Apollo, Blackstone, Lehman, Space Systems/Loral, Inc. and noteholders tendering their debt in the exchange offer should not constitute Interested Stockholders of the company within the meaning of Section 203 as a result of the recapitalization.

    Under Section 203, these restrictions will not apply to specific Business Combinations proposed by an Interested Stockholder following the earlier of the announcement or notification of specific extraordinary transactions involving the corporation and a person who was not an Interested Stockholder during the previous three years, who became an Interested Stockholder with the approval of the corporation's board of directors or who became an Interested Stockholder at a time when the restrictions contained in Section 203 did not apply for reasons specified in Section 203. The above exception applies if the extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to the person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors.

    Section 203 defines the term 'Business Combination' to encompass a wide variety of transactions with or caused by an Interested Stockholder. These include transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, transactions with the corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder or transactions in which the Interested Stockholder receives other benefits.

    The provisions of Section 203, coupled with our board of directors' authority to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in our control. The provisions could also discourage, impede or prevent a merger, tender offer or proxy contest, even if the event would be favorable to the interests of stockholders. Our stockholders, by adopting an amendment to our amended and restated certificate of incorporation, may elect not to be governed by Section 203 effective 12 months after the adoption. Neither our certificate of incorporation nor our by-laws exclude us from the restrictions imposed by
Section 203.

THE UNIT OFFERING WARRANTS

    On May 18, 1999, we issued units composed of our senior secured notes and warrants to purchase an aggregate of 2,190,000 shares of common stock at a price of $28.60 per share. These warrants were issued under a warrant agreement, dated as of May 15, 1999, between us, as issuer, and United States Trust Company of New York, as warrant agent. The number of shares of common stock to be issued under these warrants will be adjusted in some cases if we issue additional shares of common stock, options, warrants or convertible securities and in some other events. These warrants expire on May 15, 2009. In the event that we issue common stock in the restructuring at a price below the current market value per share as of the issue date, the number of shares of common stock issuable upon the exercise of these warrants and the exercise price will be adjusted. As of March 26, 2003, there were warrants outstanding to purchase 2,425,389 shares of common stock at a price of $24.92.

    A shelf registration statement covering the issuance of the shares of common stock issuable upon the exercise of the unit offering warrants has been filed and declared effective. We have agreed to cause this shelf registration statement to remain effective until the earlier of (1) the time when all unit offering warrants have been exercised and (2) May 15, 2009.

THE FORD WARRANT

    On October 7, 2002, we canceled an existing warrant previously issued to Ford and issued a new warrant to Ford which entitles Ford to purchase up to 4,000,000 shares of our common stock at a purchase price of $3.00 per share.

    Ford's right to exercise this warrant vests:

          with respect to 200,000 shares of our common stock, on the date the first Ford vehicle with a Sirius radio installed by Ford or one of its dealers (each, a 'Ford Enabled Vehicle') is activated by us for a bona fide customer;

          with respect to 200,000 shares of our common stock, on the date the first Ford Enabled Vehicle that has a factory-installed Sirius radio is activated by us for a bona fide customer;

          with respect to 200,000 shares of our common stock, on the date that Ford and us jointly launch a national advertising campaign promoting our satellite radio service in Ford vehicles;

          with respect to 100,000 shares of our common stock, on each date that a Sirius radio is first available to be ordered by a bona fide customer as an original equipment option on a Ford vehicle line; provided that in no event will more than 1,400,000 shares of our common stock vest and become exercisable pursuant to this provision;

          with respect to one share of our common stock, upon the manufacture by Ford of each of the first 375,000 Ford
          Enabled Vehicles;

          with respect to 625,000 shares of our common stock, on the date that Ford has manufactured an aggregate of 375,000 Ford Enabled Vehicles;

          with respect to 500,000 shares of our common stock, on the date that Ford has manufactured an aggregate of 750,000 Ford Enabled Vehicles; and with respect to 500,000 shares of our common stock, on the date that Ford has manufactured an aggregate of 1,500,000 Ford Enabled Vehicles.

    If Ford terminates the exclusivity provisions contained in our agreement, we may reduce by one-half the number of shares granted and the number of shares of our common stock that vest and become exercisable under this warrant.

    The number of shares of common stock to be issued under this warrant will be adjusted in some cases if we issue stock dividends, combine stock, reorganize or reclassify capital stock, merge, sell all of our assets and in some other events. This warrant will expire on the earlier of October 6, 2012 and the date of termination or expiration of the agreement, dated October 7, 2002, between us and Ford.

    We are required to give Ford notice of adjustments in the number of shares issuable under this warrant and of extraordinary corporate events.

THE DAIMLERCHRYSLER WARRANT

    On October 25, 2002, we canceled an existing warrant previously issued to DaimlerChrysler and issued a new warrant to DaimlerChrysler which entitles DaimlerChrysler to purchase up to 4,000,000 shares of our common stock at a purchase price of $3.00 per share.

    DaimlerChrysler's right to exercise this warrant vests:

          with respect to 1,000,000 shares of common stock, on the date that DaimlerChrysler and its affiliates have manufactured 250,000 new vehicles containing Sirius radios ('DaimlerChrysler Enabled Vehicles');

          with respect to an additional 500,000 shares of common stock, on the date that DaimlerChrysler and its affiliates have manufactured an aggregate of 800,000 DaimlerChrysler Enabled Vehicles;

          with respect to an additional 500,000 shares of common stock, on the date that DaimlerChrysler and its affiliates have manufactured an aggregate of 1,600,000 DaimlerChrysler Enabled Vehicles;

          with respect to an additional 1,000,000 shares of common stock, on the date that DaimlerChrysler and its affiliates have manufactured an aggregate of 2,400,000 DaimlerChrysler Enabled Vehicles; and

          with respect to an additional 1,000,000 shares of common stock, on the date that DaimlerChrysler and its affiliates have manufactured an aggregate of 3,200,000 DaimlerChrysler Enabled Vehicles.

    The number of shares of common stock to be issued under this warrant will be adjusted in some cases if we issue stock dividends, combine stock, reorganize or reclassify capital stock, merge, sell all of our assets and in some other events. This warrant will expire on the date of termination or expiration of the agreement, dated October 25, 2002, among us, DaimlerChrysler Corporation, Freightliner Corporation and Mercedes-Benz USA, Inc.

    We are required to give DaimlerChrysler notice of adjustments in the number of shares issuable under this warrant and of extraordinary corporate events.

THE LEHMAN WARRANTS

    In connection with the Lehman senior term loans, we issued to Lehman warrants to purchase up to 2,100,000 shares of our common stock at a purchase price of $15.00 per share. All of these warrants have vested.

    525,000 of these warrants expire on December 27, 2010, 1,050,000 of these warrants expire on March 7, 2011 and 525,000 warrants expire on April 4, 2011. The number of shares of common stock to be issued under these warrants and the exercise price of the warrants will be adjusted in some cases if we issue stock dividends, subdivide or combine stock, reorganize or reclassify capital stock, distribute cash dividends, issue common stock or other securities convertible into common stock (other than in a bona fide underwritten public offering) and in certain other events. We are also required to give Lehman notice of adjustments in the number of shares issuable under these warrants and of extraordinary corporate events.

THE SERIES A WARRANTS AND SERIES B WARRANTS

    In connection with our recent recapitalization, we issued (i) to affiliates of Blackstone (a) Series A warrants to purchase up to 25,296,255 shares of our common stock at a purchase price of $1.04 per share and (b) Series B warrants to purchase up to 16,864,169 shares of our common stock at a purchase price of $0.92 per share and (ii) to affiliates of Apollo (a) Series A warrants to purchase up to 27,250,013 shares of our common stock at a purchase price of $1.04 per share and (b) Series B warrants to purchase up to 18,166,677 shares of our common stock at a purchase price of $0.92 per share.

    All of these warrants are currently exercisable and expire on March 7, 2005. The number of shares of common stock to be issued under these warrants and the exercise price of the warrants will be adjusted in some cases if we issue stock dividends, subdivide or combine stock, reorganize or reclassify capital stock, distribute cash dividends, issue common stock or other securities convertible into common stock (other than in a bona fide underwritten public offering) and in certain other events. We are also required to give the warrantholders notice of adjustments in the number of shares issuable under these warrants and of extraordinary corporate events.

                            SELLING SECURITYHOLDERS


    The shares of common stock or warrants exercisable for shares of common stock originally were issued by us in transactions exempt from the registration requirements of the Securities Act of 1933, except for 1,000,000 shares of our common stock acquired by Apollo in open market transactions and 52,581,285 shares of our common stock received by Apollo in exchange for our debt securities in our recent restructuring. The selling securityholders
(references to which include, where applicable, their direct and indirect transferees, pledgees or donees or their successors) may from time to time offer and sell any or all of the shares of common stock pursuant to this prospectus.



    The table below sets forth the name of each selling securityholder and the number of shares of common stock that may be offered by each selling securityholder under this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to May 6, 2003. The selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock since the date on which they provided this information in transactions exempt from the registration requirements of the Securities Act of 1933. Information about the selling securityholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, as required.


    Because the selling securityholders may offer all or some portion of the shares of common stock, we cannot estimate the number of shares of common stock that may be held by the selling securityholders upon the completion of any sales. See 'Plan of Distribution.'

                                  BENEFICIAL                                     BENEFICIAL
                                 OWNERSHIP OF     BENEFICIAL                    OWNERSHIP OF     PERCENT OF
                                   SHARES OF      OWNERSHIP       SHARES OF      SHARES OF        SHARES OF
                                 COMMON STOCK    OF WARRANTS    COMMON STOCK    COMMON STOCK    COMMON STOCK
        NAME OF SELLING          PRIOR TO THE    PRIOR TO THE      OFFERED       AFTER THE       OWNED AFTER
        SECURITYHOLDER             OFFERING        OFFERING       HEREBY(1)     OFFERING(2)    THE OFFERING(3)
        --------------             --------        --------       ---------     -----------    ---------------
Apollo Investment Fund IV,
  L.P. ........................   111,493,258     43,104,980     154,598,238        --              --
Apollo Overseas Partners
  IV, L.P. ....................     6,076,094      2,311,710       8,387,804        --              --
Blackstone(4)..................    60,972,527     42,055,024     103,027,551        --              --
LJH Partners LP................        61,125         42,160         103,285        --              --
Robert C. Fanch Revocable Trust        61,125         42,160         103,285        --              --
BCI Investments II LLC.........        30,563         21,080          51,643        --              --
Atlas Global Growth Fund.......     1,432,586        --            1,377,486         55,100         --
Clarington Global Equity
  Fund.........................     1,744,551        --            1,700,451         44,100         --
Security Benefit Life Global
  Series Fund..................     1,186,296        --            1,146,796         39,500         --
Security Benefit Life Worldwide
  Equity Series D/VA...........     4,844,949        --            4,631,249        213,700         --
CUNA Global Series Fund/VA.....       155,766        --              151,066          4,700         --
JNL/Oppenheimer Global Growth
  Series VA....................       727,640        --              708,540         19,100         --
Oppenheimer Global Fund........   102,852,610        --           99,350,110      3,502,500         --
TD Global Select Fund..........     5,111,062        --            5,111,062        --              --
Oppenheimer Global Securities
  Fund/VA......................    25,771,102        --           24,891,602        879,500         --
Oppenheimer Global Growth &
  Income Fund..................    76,116,475        --           24,541,475     51,575,000         5.7%
                                  -----------     ---------      -----------     ----------
    Totals.....................   398,637,729     87,577,114     429,881,643     56,333,200         --



---------
(1)  Assumes full exercise of each of the holder's Series A
     Warrants or Series B Warrants without limitation on exercise.

(2) Assumes the sale of all shares of common stock that may be sold in the offering.

(3) Calculated based on Rule 13d-3 of the Securities Exchange Act of 1934 using shares of common stock outstanding as of May 6, 2003. In calculating this amount, we treated the 87,577,114 shares of common stock underlying the Series A Warrants and Series B Warrants as outstanding since the warrants are currently exerciseable.

(4) 103,027,551 shares of the shares of common stock are held collectively by Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Investment Partnership III L.P. (collectively, "Blackstone"). Blackstone Management Associates III L.L.C. ("BMA") is the general partner of each of such entities, and as such may be deemed to share beneficial ownership of the shares owned by Blackstone. BMA disclaims beneficial ownership of such shares. BMA's business address is 345 Park Avenue, 31st Floor, New York, New York 10154. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of BMA and as such may be deemed to share beneficial ownership of the shares owned by Blackstone. Each of such persons disclaims beneficial ownership of such shares.

                              PLAN OF DISTRIBUTION


    We have been advised that the distribution of the common stock by the selling securityholders may be effected from time to time in one or more transactions (which may involve block transactions): (1) on the Nasdaq National Market or such other national security exchange on which our common stock are listed, in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges,
(2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or in the over-the-counter market, or in a combination of any such transactions or (4) through the writing of options. In connection with sales of the common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock and deliver common stock to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. Such transactions may be effected by the selling securityholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling securityholders may effect such transactions by selling the common stock to or through broker-dealers and such broker-dealers will receive compensation in the form of discounts or commissions from the selling securityholders and may receive commissions from the purchasers of the common stock for whom they may act as agent (which discounts or commissions from the selling securityholders or such purchasers will not exceed those customary in the type of transactions involved).


    Any broker-dealers that participate with the selling securityholders in the distribution of the common stock may be deemed to be 'underwriters' within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealers and any profit on the resale of the common stock by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

    Upon being notified by the selling securityholders that any material arrangement has been entered into with a broker or dealer for the sale of the common stock through a secondary distribution, or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

          The names of such broker-dealers;

          The number of shares involved;

          The price at which such shares are being sold;

          The commission paid or the discounts or concessions allowed to such broker-dealer;

          Where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

          Other facts material to the transaction.

                                 LEGAL MATTERS

    The validity under Delaware law of our common stock offered hereby has been passed upon for us by Simpson Thacher & Bartlett, New York, New York. From time to time, Simpson Thacher & Bartlett represents Blackstone on various matters in the regular course of business. Certain partners of Simpson Thacher & Bartlett, members of their families, and related persons, have an indirect interest, through limited partnerships, in less than 1% of our common stock through a fund affiliated with Blackstone.

                                    EXPERTS

    The audited consolidated financial statements of Sirius Satellite Radio Inc. appearing in Sirius Satellite Radio Inc.'s Annual Report on Form 10-K as of December 31, 2002 and for the year then ended have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on authority of such firm as experts in accounting and auditing.

    The audited consolidated financial statements of Sirius Satellite Radio Inc. appearing in Sirius Satellite Radio Inc.'s Annual Report on Form 10-K as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    Section 11(a) of the Securities Act provides that if a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proven that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

    On April 11, 2002, we dismissed Arthur Andersen LLP as our independent auditors and appointed Ernst & Young LLP. Prior to the date of this prospectus, the Arthur Andersen partner responsible for the audit of our most recent audited financial statements as of and for the year ended December 31, 2001 resigned from Arthur Andersen LLP. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this prospectus of its audit reports with respect to our consolidated financial statements as of December 31, 2001 and for each of the two years in the period ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act permits us to file this prospectus without a written consent from Arthur Andersen LLP. However, as a result, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, you will be unable to assert a claim against Arthur Andersen LLP under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its previously issued report into this prospectus.

                           INCORPORATION BY REFERENCE

    The SEC allows us to 'incorporate by reference' in this prospectus other information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information we file later with the SEC will automatically update and supersede the information included in and incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

        1. Our Annual Report on Form 10-K for the year ended December 31, 2002.


        2. Our Quarterly Report on Form 10-Q for the quarter ended March 31,
    2003.



        3. Our Current Reports on Form 8-K dated March 31, 2003 and May 14,
    2003.



        4. The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act.


    We have filed each of these documents with the SEC and they are available from the SEC's internet site and public reference rooms described under 'Where You May Find Additional

Information About Us.' You may also request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

                              Patrick L. Donnelly
            Executive Vice President, General Counsel and Secretary
                          Sirius Satellite Radio Inc.
                    1221 Avenue of the Americas, 36th floor
                            New York, New York 10020
                                 (212) 584-5100

    You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

               WHERE YOU MAY FIND ADDITIONAL INFORMATION ABOUT US

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's internet site at http://www.sec.gov.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except for the registration fee and the filing fee.

Registration fee............................................  $  22,953
Legal fees and expenses.....................................     90,000
Accounting fees and expenses................................     20,000
Printing and duplicating....................................     10,000
Miscellaneous...............................................      5,000
                                                              ---------
    Total...................................................   $147,953
                                                              ---------
                                                              ---------

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 145 of the DGCL permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.
Article VII of our Amended and Restated By-Laws provides that we, to the full extent permitted by Section 145 of the DGCL, shall indemnify all of our past and present directors and may indemnify all of our past or present employees or other agents. To the extent that a director, officer, employee or agent of our's has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article VII, or in defense of any claim, issue or matter therein, he or she shall be indemnified by us against actually and reasonably incurred expenses in connection therewith. Such expenses may be paid by us in advance of the final disposition of the action upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

    As permitted by Section 102(b)(7) of the DGCL, Article 11 of our Amended and Restated Certificate of Incorporation provides that no director shall be liable to us for monetary damages for breach of fiduciary duty as a director, except for liability.

      (i) for any breach of the director's duty of loyalty to us or our stockholders,

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

    (iii) for the unlawful payment of dividends on or redemption of our capital stock or

     (iv) for any transaction from which the director derived an improper personal benefit.

    We have obtained a policy insuring us and our directors and officers against certain liabilities, including liabilities under the 1933 Act.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
 4.1.1 -- Form of Certificate for shares of common stock
          (incorporated by reference to Exhibit 4.3 to the Company's
          Registration Statement on Form S-1 (File No. 33-74782)).
 4.1.2 -- Form of Certificate of Designations of Series B Preferred
          Stock (incorporated by reference to Exhibit A to Exhibit 1 to the Company's Registration Statement on Form 8-A filed
          on October 30, 1997 (the 'Form 8-A')).
 4.2.1 -- Rights Agreement, dated as of October 22, 1997, between the Company and Continental Stock Transfer & Trust
          Company, as rights agent (the 'Rights Agreement')
          (incorporated by reference to Exhibit 1 to the Form 8-A).
 4.2.2 -- Form of Right Certificate (incorporated by reference to
          Exhibit B to Exhibit 1 to the Form 8-A).
 4.2.3 -- Amendment to the Rights Agreement, dated as of October
          13, 1998 (incorporated by reference to Exhibit 99.2 to the
          Company's Current Report on Form 8-K filed on October 13,
          1998).
 4.2.4 -- Amendment to the Rights Agreement, dated as of November
          13, 1998 (incorporated by reference to Exhibit 99.7 to the
          Company's Current Report on Form 8-K filed on November 17,
          1998).
 4.2.5 -- Amended and Restated Amendment to Rights Agreement, dated as of December 22, 1998 (incorporated by reference to
          Exhibit 6 to the Amendment No. 1 to the Form 8-A, filed
          with the Commission on January 6, 1999).
 4.2.6 -- Amendment to the Rights Agreement, dated as of June 11,
          1999 (incorporated by reference to Exhibit 4.1.8 to the
          Company's Registration Statement on Form S-4 (File No.
          333-82303) filed on July 2, 1999 (the '1999 Units
          Registration Statement')).
 4.2.7 -- Amendment to the Rights Agreement, dated as of September
          29, 1999 (incorporated by reference to Exhibit 4.1 to the
          Company's Current Report on Form 8-K filed on October 13,
          1999).
 4.2.8 -- Amendment to the Rights Agreement, dated as of December
          23, 1999 (incorporated by reference to Exhibit 99.4 to the
          Company's Current Report on Form 8-K filed on December 29,
          1999).
 4.2.9 -- Amendment to the Rights Agreement, dated as of January
          28, 2000 (incorporated by reference to Exhibit 4.6.9 to
          the Company's Annual Report on Form 10-K for the year
          ended December 31, 1999).
 4.2.10-- Amendment to the Rights Agreement, dated as of August 7,
          2000 (filed as Exhibit 4.6.10 to the Company's Quarterly
          Report on Form 10-Q for the quarter ended September 30,
          2000).
 4.2.11-- Amendment to the Rights Agreement, dated as of January 8,
          2002 (filed as Exhibit 4.6.11 to the Company's Annual
          Report on Form 10-K for the year ended December 31, 2001).
 4.2.12-- Amendment to the Rights Agreement, dated as of October
          22, 2002 (incorporated by reference to Exhibit 99.1 to the
          Company's Current Report on Form 8-K filed on October 24,
          2002).
 4.2.13-- Amendment to the Rights Agreement, dated as of March 6,
          2003 (incorporated by reference to Exhibit 4.2.13 to the
          Company's Annual Report on Form 10-K for the year ended
          December 31, 2002 (the '2002 Form 10-K')).
 4.3   -- Indenture, dated as of November 26, 1997, between the
          Company and IBJ Schroder Bank & Trust Company, as trustee
          (incorporated by reference to Exhibit 4.1 to the Company's
          Registration Statement on Form S-3 (File No. 333-34769)
          (the '1997 Units Registration Statement')).
 4.4   -- Supplemental Indenture, dated as of March 7, 2003,
          between the Company and The Bank of New York, as trustee
          (incorporated by reference to Exhibit 4.4 to the 2002
          Form 10-K).

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
 4.5   -- Form of 15% Senior Secured Discount Note due 2007
          (incorporated by reference to Exhibit 4.2 to the 1997
          Units Registration Statement).
 4.6   -- Warrant Agreement, dated as of November 26, 1997, between the Company and IBJ Schroder Bank & Trust Company, as
          warrant agent (incorporated by reference to Exhibit 4.3 to the 1997 Units Registration Statement).
 4.7   -- Form of Warrant (incorporated by reference to Exhibit 4.4 to the 1997 Units Registration Statement).
 4.8   -- Form of Common Stock Purchase Warrant granted by the
          Company to Everest Capital Master Fund, L.P. and to The
          Ravich Revocable Trust of 1989 (incorporated by reference
          to Exhibit 4.11 to the Company's Annual Report on
          Form 10-K for the year ended December 31, 1997).
 4.9   -- Indenture, dated as of May 15, 1999, between the Company and United States Trust Company of New York, as trustee,
          relating to the Company's 14 1/2% Senior Secured Notes due
          2009 (incorporated by reference to Exhibit 4.4.2 to the
          1999 Units Registration Statement).
 4.10  -- Supplemental Indenture, dated as of March 7, 2003, between the Company and The Bank of New York, as trustee,
          (incorporated by reference to Exhibit 4.10 to the 2002
          Form 10-K).
 4.11  -- Form of 14 1/2% Senior Secured Notes due 2009
          (incorporated by reference to Exhibit 4.4.2 to the 1999
          Units Registration Statement).
 4.12  -- Indenture, dated as of September 29, 1999, between the
          Company and United States Trust Company of Texas, N.A., as
          trustee, relating to the Company's 8 3/4% Convertible
          Subordinated Notes due 2009 (incorporated by reference to
          Exhibit 4.2 to the Company's Current Report on Form 8-K
          filed on October 13, 1999).
 4.13  -- First Supplemental Indenture, dated as of September 29,
          1999, between the Company and United States Trust Company
          of Texas, N.A., as trustee, relating to the Company's
          8 3/4% Convertible Subordinated Notes due 2009
          (incorporated by reference to Exhibit 4.1 to the Company's
          Current Report on Form 8-K filed on October 1, 1999).
 4.14  -- Second Supplemental Indenture, dated as of March 3, 2003 among the Company, The Bank of New York, as resigning
          trustee, and HSBC Bank USA, as successor trustee, relating to the Company's 8 3/4% Convertible Subordinated Notes due
          2009 (incorporated by reference to Exhibit 4.16 to the
          2002 Form 10-K).
 4.15  -- Third Supplemental Indenture, dated as of March 7, 2003, between the Company and HSBC Bank USA, as trustee,
          relating to the Company's 8 3/4% Convertible Subordinated
          Notes due 2009 (incorporated by reference to Exhibit 4.16
          to the 2002 Form 10-K).
 4.16  -- Form of 8 3/4% Convertible Subordinated Note due 2009
          (incorporated by reference to Article VII of Exhibit 4.01
          to the Company's Current Report on Form 8-K filed on
          October 11, 1999).
 4.17  -- Warrant Agreement, dated as of May 15, 1999, between the
          Company and United States Trust Company of New York, as
          warrant agent (incorporated by reference to Exhibit 4.4.4
          to the 1999 Units Registration Statement).
 4.18  -- Second Amended and Restated Pledge Agreement, dated as of
          March 7, 2001, among the Company, as pledgor, The Bank of
          New York, as trustee and collateral agent, United States
          Trust Company of New York, as trustee, and Lehman
          Commercial Paper Inc., as administrative agent
          (incorporated by reference to Exhibit 4.25 to the
          Company's Quarterly Report on Form 10-Q for the quarter
          ended September 30, 2001).
 4.19  -- Collateral Agreement, dated as of March 7, 2001, between the Company, as borrower, and The Bank of New York, as
          collateral agent (incorporated by reference to Exhibit
          4.26 to the Company's Quarterly Report on Form 10-Q for
          the quarter ended September 30, 2001).

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
 4.20  -- Amended and Restated Intercreditor Agreement, dated as of
          March 7, 2001, by and between The Bank of New York, as
          trustee and collateral agent, United States Trust Company
          of New York, as trustee, and Lehman Commercial Paper, as
          administrative agent (incorporated by reference to Exhibit
          4.27 to the Company's Quarterly Report on Form 10-Q for
          the quarter ended September 30, 2001).
 4.21  -- Common Stock Purchase Warrant granted by the Company to
          Ford Motor Company, dated October 7, 2002 (incorporated by reference to Exhibit 4.16 to the Company's Quarterly
          Report on Form 10-Q for the quarter ended September 30,
          2002).
 4.22  -- Common Stock Purchase Warrant granted by the Company to
          DaimlerChrysler Corporation, dated October 25, 2002
          (incorporated by reference to Exhibit 4.20 to the
          Company's Quarterly Report on Form 10-Q for the quarter
          ended September 30, 2002).
 4.23  -- Amended and Restated Warrant Agreement, dated as of
          December 27, 2000, between the Company and United States
          Trust Company of New York, as warrant agent and escrow
          agent (incorporated by reference to Exhibit 4.27 to the
          Company's Registration Statement on Form S-3 (File No.
          333-65602)).
 4.24  -- Form of Senior Indenture (incorporated by reference to
          Exhibit 4.6.1 to the Company's Registration Statement on
          Form S-3 (File No. 333-86003)).
 4.25  -- Form of Subordinate Indenture (incorporated by reference to Exhibit 4.6.2 to the Company's Registration Statement
          on Form S-3 (File No. 333-86003).
 5.1   -- Opinion of Simpson Thacher & Bartlett regarding
          legality.*
23.1   -- Consent of Independent Auditors*
23.2   -- Notice Regarding Consent of Arthur Andersen LLP.*
23.3   -- Consent of Simpson Thacher & Bartlett (included in
          Exhibit 5.1).
24.1   -- Powers of Attorney (included on signature page)
          (previously filed with this registration statement).


---------

 * Filed herewith.



ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 19, 2003.


                                               SIRIUS SATELLITE RADIO INC.


                                          By:       /s/ PATRICK L. DONNELLY
                                              ..................................
                                                     PATRICK L. DONNELLY
                                              EXECUTIVE VICE PRESIDENT, GENERAL
                                                    COUNSEL AND SECRETARY
                                                (PRINCIPAL FINANCIAL OFFICER)




    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 19, 2003.



                SIGNATURE                                            TITLE
                ---------                                            -----

                    *
...........................................  Chairman of the Board of Directors and Director
             DAVID MARGOLESE

                    *
...........................................  President, Chief Executive Officer and Director
            JOSEPH P. CLAYTON                 (principal executive officer)

                    *
...........................................  Vice President and Controller (principal accounting
            EDWARD WEBER, JR.                 officer)

                    *
...........................................  Director
              LEON D. BLACK

                    *
...........................................  Director
           LAWRENCE F. GILBERTI

                    *
...........................................  Director
             JAMES P. HOLDEN

                    *
...........................................  Director
            PETER G. PETERSON

                    *
...........................................  Director
            JOSEPH V. VITTORIA



* Signed by Patrick L. Donnelly, as Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
  4.1.1 -- Form of Certificate for shares of common stock
           (incorporated by reference to Exhibit 4.3 to the Company's
           Registration Statement on Form S-1 (File No. 33-74782)).
  4.1.2 -- Form of Certificate of Designations of Series B Preferred
           Stock (incorporated by reference to Exhibit A to Exhibit 1 to the Company's Registration Statement on Form 8-A filed
           on October 30, 1997 (the 'Form 8-A')).
  4.2.1 -- Rights Agreement, dated as of October 22, 1997, between the Company and Continental Stock Transfer & Trust
           Company, as rights agent (the 'Rights Agreement')
           (incorporated by reference to Exhibit 1 to the Form 8-A).
  4.2.2 -- Form of Right Certificate (incorporated by reference to
           Exhibit B to Exhibit 1 to the Form 8-A).
  4.2.3 -- Amendment to the Rights Agreement, dated as of October
           13, 1998 (incorporated by reference to Exhibit 99.2 to the
           Company's Current Report on Form 8-K filed on October 13,
           1998).
  4.2.4 -- Amendment to the Rights Agreement, dated as of November
           13, 1998 (incorporated by reference to Exhibit 99.7 to the
           Company's Current Report on Form 8-K filed on November 17,
           1998).
  4.2.5 -- Amended and Restated Amendment to Rights Agreement, dated as of December 22, 1998 (incorporated by reference to
           Exhibit 6 to the Amendment No. 1 to the Form 8-A, filed
           with the Commission on January 6, 1999).
  4.2.6 -- Amendment to the Rights Agreement, dated as of June 11,
           1999 (incorporated by reference to Exhibit 4.1.8 to the
           Company's Registration Statement on Form S-4 (File
           No. 333-82303) filed on July 2, 1999 (the '1999 Units
           Registration Statement')).
  4.2.7 -- Amendment to the Rights Agreement, dated as of September
           29, 1999 (incorporated by reference to Exhibit 4.1 to the
           Company's Current Report on Form 8-K filed on October 13,
           1999).
  4.2.8 -- Amendment to the Rights Agreement, dated as of December
           23, 1999 (incorporated by reference to Exhibit 99.4 to the
           Company's Current Report on Form 8-K filed on December 29,
           1999).
  4.2.9 -- Amendment to the Rights Agreement, dated as of January
           28, 2000 (incorporated by reference to Exhibit 4.6.9 to
           the Company's Annual Report on Form 10-K for the year
           ended December 31, 1999).
 4.2.10 -- Amendment to the Rights Agreement, dated as of August 7,
           2000 (filed as Exhibit 4.6.10 to the Company's Quarterly
           Report on Form 10-Q for the quarter ended September 30,
           2000).
 4.2.11 -- Amendment to the Rights Agreement, dated as of January 8,
           2002 (filed as Exhibit 4.6.11 to the Company's Annual
           Report on Form 10-K for the year ended December 31, 2001).
 4.2.12 -- Amendment to the Rights Agreement, dated as of October
           22, 2002 (incorporated by reference to Exhibit 99.1 to the
           Company's Current Report on Form 8-K filed on October 24,
           2002).
 4.2.13 -- Amendment to the Rights Agreement, dated as of March 6,
           2003 (incorporated by reference to Exhibit 4.2.13 to the
           Company's Annual Report on Form 10-K for the year ended
           December 31, 2002 (the '2002 Form 10-K')).
    4.3 -- Indenture, dated as of November 26, 1997, between the
           Company and IBJ Schroder Bank & Trust Company, as trustee
           (incorporated by reference to Exhibit 4.1 to the Company's
           Registration Statement on Form S-3 (File No. 333-34769)
           (the '1997 Units Registration Statement')).

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
    4.4 -- Supplemental Indenture, dated as of March 7, 2003,
           between the Company and The Bank of New York, as trustee
           (incorporated by reference to Exhibit 4.4 to the 2002
           Form 10-K).
    4.5 -- Form of 15% Senior Secured Discount Note due 2007
           (incorporated by reference to Exhibit 4.2 to the 1997
           Units Registration Statement).
    4.6 -- Warrant Agreement, dated as of November 26, 1997, between the Company and IBJ Schroder Bank & Trust Company, as
           warrant agent (incorporated by reference to Exhibit 4.3 to the 1997 Units Registration Statement).
    4.7 -- Form of Warrant (incorporated by reference to Exhibit 4.4 to the 1997 Units Registration Statement).
    4.8 -- Form of Common Stock Purchase Warrant granted by the
           Company to Everest Capital Master Fund, L.P. and to The
           Ravich Revocable Trust of 1989 (incorporated by reference
           to Exhibit 4.11 to the Company's Annual Report on Form
           10-K for the year ended December 31, 1997).
    4.9 -- Indenture, dated as of May 15, 1999, between the Company and United States Trust Company of New York, as trustee,
           relating to the Company's 14 1/2% Senior Secured Notes due
           2009 (incorporated by reference to Exhibit 4.4.2 to the
           1999 Units Registration Statement).
   4.10 -- Supplemental Indenture, dated as of March 7, 2003, between the Company and The Bank of New York, as trustee,
           (incorporated by reference to Exhibit 4.10 to the 2002
           Form 10-K).
   4.11 -- Form of 14 1/2% Senior Secured Notes due 2009
           (incorporated by reference to Exhibit 4.4.2 to the 1999
           Units Registration Statement).
   4.12 -- Indenture, dated as of September 29, 1999, between the
           Company and United States Trust Company of Texas, N.A., as
           trustee, relating to the Company's 8 3/4% Convertible
           Subordinated Notes due 2009 (incorporated by reference to
           Exhibit 4.2 to the Company's Current Report on Form 8-K
           filed on October 13, 1999).
   4.13 -- First Supplemental Indenture, dated as of September 29,
           1999, between the Company and United States Trust Company
           of Texas, N.A., as trustee, relating to the Company's
           8 3/4% Convertible Subordinated Notes due 2009
           (incorporated by reference to Exhibit 4.1 to the Company's
           Current Report on Form 8-K filed on October 1, 1999).
   4.14 -- Second Supplemental Indenture, dated as of March 3, 2003 among the Company, The Bank of New York, as resigning
           trustee, and HSBC Bank USA, as successor trustee, relating to the Company's 8 3/4% Convertible Subordinated Notes due
           2009 (incorporated by reference to Exhibit 4.16 to the
           2002 Form 10-K).
   4.15 -- Third Supplemental Indenture, dated as of March 7, 2003, between the Company and HSBC Bank USA, as trustee,
           relating to the Company's 8 3/4% Convertible Subordinated
           Notes due 2009 (incorporated by reference to Exhibit 4.16
           to the 2002 Form 10-K).
   4.16 -- Form of 8 3/4% Convertible Subordinated Note due 2009
           (incorporated by reference to Article VII of Exhibit 4.01
           to the Company's Current Report on Form 8-K filed on
           October 11, 1999).
   4.17 -- Warrant Agreement, dated as of May 15, 1999, between the
           Company and United States Trust Company of New York, as
           warrant agent (incorporated by reference to Exhibit 4.4.4
           to the 1999 Units Registration Statement).
   4.18 -- Second Amended and Restated Pledge Agreement, dated as of
           March 7, 2001, among the Company, as pledgor, The Bank of
           New York, as trustee and collateral agent, United States
           Trust Company of New York, as trustee, and Lehman
           Commercial Paper Inc., as administrative agent
           (incorporated by reference to Exhibit 4.25 to the
           Company's Quarterly Report on Form 10-Q for the quarter
           ended September 30, 2001).

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
   4.19 -- Collateral Agreement, dated as of March 7, 2001, between the Company, as borrower, and The Bank of New York, as
           collateral agent (incorporated by reference to Exhibit
           4.26 to the Company's Quarterly Report on Form 10-Q for
           the quarter ended September 30, 2001).
   4.20 -- Amended and Restated Intercreditor Agreement, dated as of
           March 7, 2001, by and between The Bank of New York, as
           trustee and collateral agent, United States Trust Company
           of New York, as trustee, and Lehman Commercial Paper, as
           administrative agent (incorporated by reference to Exhibit
           4.27 to the Company's Quarterly Report on Form 10-Q for
           the quarter ended September 30, 2001).
   4.21 -- Common Stock Purchase Warrant granted by the Company to
           Ford Motor Company, dated October 7, 2002 (incorporated by reference to Exhibit 4.16 to the Company's Quarterly
           Report on Form 10-Q for the quarter ended September 30,
           2002).
   4.22 -- Common Stock Purchase Warrant granted by the Company to
           DaimlerChrysler Corporation, dated October 25, 2002
           (incorporated by reference to Exhibit 4.20 to the
           Company's Quarterly Report on Form 10-Q for the quarter
           ended September 30, 2002).
   4.23 -- Amended and Restated Warrant Agreement, dated as of
           December 27, 2000, between the Company and United States
           Trust Company of New York, as warrant agent and escrow
           agent (incorporated by reference to Exhibit 4.27 to the
           Company's Registration Statement on Form S-3 (File No.
           333-65602)).
   4.24 -- Form of Senior Indenture (incorporated by reference to
           Exhibit 4.6.1 to the Company's Registration Statement on
           Form S-3 (File No. 333-86003)).
   4.25 -- Form of Subordinate Indenture (incorporated by reference to Exhibit 4.6.2 to the Company's Registration Statement
           on Form S-3 (File No. 333-86003).
    5.1 -- Opinion of Simpson Thacher & Bartlett regarding
           legality.*
   23.1 -- Consent of Independent Auditors*
   23.2 -- Notice Regarding Consent of Arthur Andersen LLP.*
   23.3 -- Consent of Simpson Thacher & Bartlett (included in
           Exhibit 5.1).
   24.1 -- Powers of Attorney (included on signature page)
           (previously filed with this registration statement).


---------


  * Filed herewith.